Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Avery Vaught
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-2214
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS AND RAISES FULL-YEAR GUIDANCE

•	Second Quarter Reported Revenue Up 17%; Constant Currency up 13%

•	Second Quarter Net Income quadruples; Adjusted EBIT up 15%

•	Full year 2018 revenue growth guidance range raised to 8 to 10 percent in constant currency
SAN FRANCISCO (July 10, 2018) – Levi Strauss & Co. (LS&Co.) today announced financial results for the second quarter ended May 27, 2018.

"We delivered our third consecutive quarter of double-digit revenue growth, driven by the disciplined execution of our strategies and our more diversified portfolio," said Chip Bergh, president and chief executive officer, Levi Strauss & Co. "These results have outpaced the industry and exceeded even our own expectations, and as a result, we are raising our full-year revenue guidance.”
Highlights include:

	Three Months Ended		% Increase
($ millions)	May 27, 2018	May 28, 2017	As Reported
Net revenues	$1,246	$1,068	17%
Net income attributable to LS&Co.	$75	$18	328%
Adjusted EBIT	$77	$67	15%

Net revenues grew 17 percent on a reported basis and 13 percent excluding $35 million in favorable currency translation effects, driven by broad-based Levi's® brand growth in all regions and channels. On a reported basis, direct-to-consumer revenues grew 19 percent on performance and expansion of the retail network, as well as ecommerce growth. The company had 53 more company-operated stores at the end of the second quarter of 2018 than it did a year prior. Wholesale reported revenues grew 14 percent reflecting higher revenues in all regions.

Net income increased $59 million primarily reflecting gains on the company's hedging contracts in the second quarter of 2018 as compared with losses on hedging contracts and a debt refinancing charge in the second quarter of 2017.

Adjusted EBIT grew 15 percent reflecting the revenue growth and higher gross margins, partially offset by higher SG&A. Reconciliations of Adjusted EBIT are provided at the end of this press release.

Second Quarter 2018 Highlights

•
On a reported basis, gross margin for the second quarter was 53.9 percent of revenues compared with 52.3 percent in the same quarter of fiscal 2017, reflecting the margin benefit from revenue growth in the direct-to-consumer channel and international business, a favorable transactional impact of currency and lower product sourcing costs.

•
Selling, general and administrative expenses (SG&A) were $594 million compared with $496 million in the same quarter of fiscal 2017. SG&A as a percent of revenue grew 130 basis-points compared to the same quarter of fiscal 2017 primarily reflecting higher selling, incentive compensation and advertising expenses.

•
Operating income of $77 million was up 22 percent for the second quarter compared to the same quarter of fiscal 2017 reflecting the revenue growth and higher gross margins, partially offset by higher SG&A.

Regional Overview

Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase	Three Months Ended		% Increase (Decrease)
($ millions)	May 27, 2018	May 28, 2017		May 27, 2018	May 28, 2017
Americas	$670	$602	11%	$97	$102	(5)%
Europe	$367	$280	31%	$53	$35	53%
Asia	$209	$185	13%	$16	$10	73%

* Note: Regional operating income is equal to regional adjusted EBIT.

•
In the Americas, excluding favorable currency effects of $1 million, net revenues grew 11 percent reflecting higher revenues across wholesale and direct-to-consumer channels across the region. The region's operating income declined 5% as higher revenues were more than offset by planned increased direct-to-consumer and advertising expenses this quarter.

•
In Europe, excluding favorable currency effects of $28 million, net revenues grew 19 percent reflecting continued broad-based growth across all markets, channels, and product categories, with the strongest growth in women's and tops. The region's operating income grew 53% reflecting higher revenues partially offset by direct-to-consumer and advertising investments.

•
In Asia, excluding favorable currency effects of $6 million, net revenues grew nine percent reflecting growth in direct-to-consumer channels and wholesale across the region. The region's operating income grew 73% reflecting higher revenues and gross margins, partially offset by direct-to-consumer investments.

Cash Flow and Balance Sheet

At May 27, 2018, cash and cash equivalents of $699 million were complemented by $698 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.4 billion. Net debt at the end of the second quarter was $359 million.

Cash from operations for the first half of the year was $228 million, an increase of $11 million from last year, which included a planned acceleration of pension funding of approximately $50 million. Free cash flow for the first six months of 2018 was $81 million, a decline of $19 million compared to the first six months of 2017. This was due to the increase in cash from operations being more than offset by realized losses on our hedging contracts compared to realized gains last year, higher repurchases of common stock in connection with our equity incentive program and a higher dividend payment. A reconciliation of net debt and free cash flow, non-GAAP financial measures, is provided at the end of this press release.

Investor Conference Call

The company’s second-quarter 2018 investor conference call will be available through a live audio webcast at http://engage.vevent.com/rt/levistraussao~071018 on July 10, 2018, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 5288288. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one month. A telephone replay is also available through July 16, 2018, at 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 5288288. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,900 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2017 net revenues were $4.9 billion. For more information, go to http://levistrauss.com.

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: revenue growth and currency impacts. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2017 and our Quarterly Report on Form 10-Q for the quarter ended May 27, 2018, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and related conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE SECOND QUARTER OF 2018” below for reconciliation to the most comparable GAAP financial measures.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 27, 2018	November 26, 2017
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$698,724	$633,622
Trade receivables, net of allowance for doubtful accounts of $10,717 and $11,726	342,322	485,485
Inventories:
Raw materials	4,817	3,858
Work-in-process	4,131	3,008
Finished goods	833,620	752,530
Total inventories	842,568	759,396
Other current assets	120,740	118,724
Total current assets	2,004,354	1,997,227
Property, plant and equipment, net of accumulated depreciation of $990,122 and $951,249	413,243	424,463
Goodwill	237,186	237,327
Other intangible assets, net	42,865	42,893
Deferred tax assets, net	397,891	537,923
Other non-current assets	124,537	118,005
Total assets	$3,220,076	$3,357,838

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$23,122	$38,451
Accounts payable	328,787	289,505
Accrued salaries, wages and employee benefits	196,724	227,251
Restructuring liabilities	522	786
Accrued interest payable	6,378	6,327
Accrued income taxes	27,230	16,020
Other accrued liabilities	320,933	300,730
Total current liabilities	903,696	879,070
Long-term debt	1,034,036	1,038,860
Long-term capital leases	16,329	16,524
Postretirement medical benefits	84,465	89,248
Pension liability	225,773	314,525
Long-term employee related benefits	87,977	90,998
Long-term income tax liabilities	7,517	20,457
Other long-term liabilities	77,800	78,733
Total liabilities	2,437,593	2,528,415
Commitments and contingencies
Temporary equity	190,268	127,035

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,667,623 shares and 37,521,447 shares issued and outstanding	377	375
Accumulated other comprehensive loss	(408,619)	(404,381)
Retained earnings	992,396	1,100,916
Total Levi Strauss & Co. stockholders’ equity	584,154	696,910
Noncontrolling interest	8,061	5,478
Total stockholders’ equity	592,215	702,388
Total liabilities, temporary equity and stockholders’ equity	$3,220,076	$3,357,838

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 27, 2018	May 28, 2017	May 27, 2018	May 28, 2017
	(Dollars in thousands) (Unaudited)
Net revenues	$1,245,742	$1,067,855	$2,589,427	$2,169,846
Cost of goods sold	574,865	509,463	1,180,426	1,046,901
Gross profit	670,877	558,392	1,409,001	1,122,945
Selling, general and administrative expenses	594,353	495,741	1,158,378	951,954
Operating income	76,524	62,651	250,623	170,991
Interest expense	(14,465)	(17,895)	(29,962)	(37,829)
Loss on early extinguishment of debt	—	(22,793)	—	(22,793)
Other income (expense), net	13,653	(18,087)	4,076	(17,679)
Income before income taxes	75,712	3,876	224,737	92,690
Income tax (benefit) expense	(1,320)	(13,847)	166,334	14,846
Net income	77,032	17,723	58,403	77,844
Net income attributable to noncontrolling interest	(2,100)	(207)	(2,483)	(185)
Net income attributable to Levi Strauss & Co.	$74,932	$17,516	$55,920	$77,659

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	May 27, 2018	May 28, 2017	May 27, 2018	May 28, 2017
	(Dollars in thousands) (Unaudited)
Net income	$77,032	$17,723	$58,403	$77,844
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,157	3,769	6,517	7,460
Net investment hedge gains (losses)	28,975	(29,640)	6,127	(29,640)
Foreign currency translation (losses) gains	(34,353)	20,903	(14,572)	28,587
Unrealized (losses) gains on marketable securities	(116)	875	174	1,875
Total other comprehensive (loss) income, before related income taxes	(2,337)	(4,093)	(1,754)	8,282
Income taxes (expense) benefit related to items of other comprehensive income	(7,229)	8,984	(2,383)	6,173
Comprehensive income, net of income taxes	67,466	22,614	54,266	92,299
Comprehensive income attributable to noncontrolling interest	(1,939)	(226)	(2,583)	(12)
Comprehensive income attributable to Levi Strauss & Co.	$65,527	$22,388	$51,683	$92,287

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 27, 2018	May 28, 2017
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$58,403	$77,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,695	55,829
Unrealized foreign exchange (gains) losses	(10,678)	23,434
Realized loss (gain) on settlement of forward foreign exchange contracts not designated for hedge accounting	18,148	(4,078)
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	6,517	7,457
Loss on early extinguishment of debt	—	22,793
Stock-based compensation	10,822	5,662
Other, net	3,767	3,579
Provision for (benefit from) deferred income taxes	135,168	(3,523)
Change in operating assets and liabilities:
Trade receivables	135,739	172,382
Inventories	(95,690)	(54,723)
Other current assets	(1,580)	4,755
Other non-current assets	(7,435)	(3,794)
Accounts payable and other accrued liabilities	38,284	(7,696)
Restructuring liabilities	(254)	(3,285)
Income tax liabilities	(980)	(12,165)
Accrued salaries, wages and employee benefits and long-term employee related benefits	(127,321)	(66,750)
Other long-term liabilities	(47)	(635)
Net cash provided by operating activities	227,558	217,086
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(61,153)	(52,889)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(18,148)	4,078
Net cash used for investing activities	(79,301)	(48,811)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	502,835
Repayments of long-term debt	—	(525,000)
Proceeds from short-term credit facilities	22,689	15,557
Repayments of short-term credit facilities	(20,673)	(13,221)
Other short-term borrowings, net	(14,537)	(10,747)
Payment of debt extinguishment costs	—	(21,899)
Payment of debt issuance costs	—	(10,101)
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(22,027)	(11,462)
Dividend to stockholders	(45,000)	(35,000)
Other financing, net	(241)	(3,440)
Net cash used for financing activities	(79,789)	(112,478)
Effect of exchange rate changes on cash and cash equivalents	(3,366)	6,157
Net increase in cash and cash equivalents	65,102	61,954
Beginning cash and cash equivalents	633,622	375,563
Ending cash and cash equivalents	$698,724	$437,517

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$14,454	$8,191
Property, plant and equipment additions due to build-to-suit lease transactions	1,822	6,419

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$25,824	$28,795
Cash paid for income taxes during the period, net of refunds	35,066	26,134

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2018

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 10, 2018, discussing the company’s financial condition and results of operations as of and for the quarter ended May 27, 2018. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, (payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; (3) Adjusted EBIT represents net income plus income tax expense, interest expense, other (income) expense, net, and restructuring related charges, severance and other, net.

Free cash flow:

	Six Months Ended
	May 27, 2018	May 28, 2017
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$227.6	$217.1

Non-GAAP measure:
Net cash provided by operating activities	$227.6	$217.1
Purchases of property, plant and equipment	(61.2)	(52.9)
(Payments) proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	(18.1)	4.1
Payment of debt extinguishment costs	—	(21.9)
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(22.0)	(11.5)
Dividend to stockholders	(45.0)	(35.0)
Free cash flow	$81.3	$99.9

Net debt:

	May 27, 2018	November 26, 2017
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt	$1,057.2	$1,077.3

Non-GAAP measure:
Total debt	$1,057.2	$1,077.3
Cash and cash equivalents	(698.7)	(633.6)
Net debt	$358.5	$443.7

Adjusted EBIT:

	Three Months Ended		Six Months Ended
	May 27, 2018	May 28, 2017	May 27, 2018	May 28, 2017
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income	$77.0	$17.7	$58.4	$77.8

Non-GAAP measure:
Net income	77.0	17.7	58.4	77.8
Income tax (benefit) expense	(1.3)	(13.8)	166.4	14.9
Interest expense	14.5	17.9	30.0	37.8
Loss on early extinguishment of debt	—	22.8	—	22.8
Other (income) expense, net	(13.7)	18.1	(4.1)	17.7
Restructuring and related charges, severance and other, net	0.8	4.0	1.1	5.3
Pension and postretirement benefit plan curtailment and net settlement losses, net	(0.1)	0.2	(0.1)	0.2
Adjusted EBIT	$77.2	$66.9	$251.7	$176.5